EXHIBIT (g)(3)

AMENDMENT NUMBER 1 TO AMENDED AND RESTATED SERVICES AGREEMENT

This Amendment Number 1 to the Amended and Restated Services Agreement (the “Amendment”) is made as of May 16, 2012 by and among each entity or series listed on Appendix A (as amended from time to time) attached to the Agreement (as defined below) (each a “Fund” and, collectively, the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”).

WHEREAS, the Funds and the Bank entered into an Amended and Restated Services Agreement dated as of September 1, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Bank and the Funds desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Amendments.

i)

The fourth Recital at the beginning of the Agreement is hereby deleted in its entirety and replaced with the following three (3) Recitals:

WHEREAS, certain of the Funds are registered investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”) (each a “1940 Act Fund” and, collectively, the “1940 Act Funds”);

WHEREAS, certain of the Funds are Cayman Island funds, each of which is a wholly-owned subsidiary of a 1940 Act Fund (each a “Cayman Fund” and, collectively, the “Cayman Funds”); and

WHEREAS, each Fund desires to retain the Bank to render certain services to such Fund as more particularly set forth herein, and the Bank is willing to render such services described herein pursuant to this Agreement.

ii)

Section 2 of the Agreement is hereby amended by deleting subsections (d) and (e) in their entirety and replacing it with the following new subsections (d), (e) and (f):

(d)

Its most recent prospectus and statement of additional information (“Prospectus”);

(e)

as to each Cayman Fund, its Certificate of Incorporation and Memorandum and Articles of Association (collectively, the “Constitutive Documents”) as may be supplemented and amended from time to time; and

(f)

Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

iii)

The Agreement is hereby amended by inserting the following new Section 2A immediately after Section 2 contained therein:

2A.

Representations and Warranties of the Cayman Funds.

Each Cayman Fund represents and warrants to the Bank that:

(a)

It is an exempted limited liability company, duly organized and existing and in good standing under the laws of the Cayman Islands;

(b)

It has the requisite corporate power and authority under applicable laws and by its Constitutive Documents to enter into and perform this Agreement;

(c)

All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

(d)

No legal or administrative proceedings have been instituted or threatened which would impair such Cayman Fund’s ability to perform its duties and obligations under this Agreement; and

(e)

Its entrance into this Agreement will not cause a material breach or be in conflict with any other agreement or obligation of such Cayman Fund or any law or regulation applicable to it.

iv)

The first sentence of Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

Subject to the supervision and direction of each Fund, the Bank will perform the services described in (i) Appendix B with regard to each 1940 Act Fund and (ii) Appendix C with regard to each Cayman Fund.

v)

Section 3 of the Agreement is hereby further amended by deleting the first sentence of the second paragraph of such section in its entirety and replacing it with the following new sentence:

In performing the services under this Agreement, the Bank shall act in conformity with the applicable Charter, By-Laws, Constitutive Documents and applicable law, as the same may be amended from time to time.

vi)

Section 3 of the Agreement is hereby further amended by inserting the following new paragraph immediately after the second paragraph contained in such Section 3:

The Bank shall create and maintain all records relating to the services provided hereunder to a Cayman Fund in a manner which shall meet the obligations of such Cayman Fund under its Constitutive Documents and applicable law.  All such records shall be the property of such Cayman Fund and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of such Cayman Fund and employees and agents of the regulatory agencies having jurisdiction over such Cayman Fund.  The Bank shall preserve the records required to be maintained hereunder for the period required by law unless such records are earlier surrendered in connection with the termination of this Agreement or otherwise upon written request.

vii)

Section 4 of the Agreement is hereby amended by inserting the following new sentence immediately after the first paragraph contained in such Section 4:

It is hereby agreed that each Cayman Fund is responsible for complying with all laws, rules and regulations applicable to it in the Cayman Islands and elsewhere and that any filings required to be made with respect to the Cayman Funds with regulatory authorities in the Cayman Islands or any other jurisdiction are solely the responsibility of the Cayman Funds.

viii)

The Agreement is hereby amended by inserting the following new Section 13 immediately after Section 12 contained therein:

13.

Banking Accounts of Cayman Funds.

The Bank may open and maintain a separate bank account or accounts in the name of a Cayman Fund, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of such Cayman Fund.  Monies held by the Bank for such Cayman Fund may be deposited by it to its credit as Bank in the banking department of the Bank or its affiliates or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by such Cayman Fund.  Such funds shall be deposited by the Bank in its capacity as Bank and shall be withdrawable by the Bank only in that capacity.

ix)

The Agreement is hereby further amended by annexing Appendix C attached hereto to the Agreement.

1.

Miscellaneous.

(a)

Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)

Appendix A annexed hereto shall replace in its entirety any prior Appendix A.

(c)

The parties hereto acknowledge and agree that Exhibit I to that certain Instrument of Accession to Services Agreement dated as of March 23, 2010 by and among each entity listed on Appendix A thereto and the Bank is hereby superseded in its entirety by this Amendment.

(d)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:

/s/ Michael F. Rogers

Name:

Michael F. Rogers

Title:

Executive Vice President

EACH FUND LISTED ON APPENDIX A

By:

/s/ Maureen A. Gemma

Name:

Maureen A. Gemma

Title:

Secretary

Director – Cayman Funds

APPENDIX A

Maintained in conjunction with that certain

Master Custodian Agreement

Dated as of September 1, 2010

Between

Eaton Vance Funds

And

State Street Bank and Trust Company

(as amended, restated, supplemented or modified from time to time)

[See attached.]

APPENDIX C

State Street Bank and Trust

Summary of Services

Eaton Vance – Cayman Funds

1.

ACCOUNTING SERVICES.

(a) The Bank shall maintain the books of account of each Cayman Fund and shall perform accounting duties in the manner prescribed by the Constitutive Documents and further in accordance with such written procedures, if any, as may be adopted by the Board of Directors from time to time:

(i)

Record general ledger entries;

(ii)

Calculate daily net income;

(iii)

Reconcile activity to the trial balance;

(iv)

Calculate and publish daily net asset value;

(v)

Prepare account balances; and

(vi)

Assist in the preparation of semi-annual and annual financial statements.

(b)

Each Cayman Fund shall provide timely prior notice to the Bank of any modification in the manner in which such calculations are to be performed.  For purposes of calculating the net asset value of a Cayman Fund, the Bank shall value such Cayman Fund's portfolio securities utilizing prices obtained from sources designated by such Cayman Fund on a Price Source Authorization mutually agreed upon in writing by such Cayman Fund and the Bank, as the same may be amended by a Cayman Fund and the Bank from time to time, or otherwise designated by means of Proper Instructions (collectively, the "Authorized Price Sources").  The Bank shall not be responsible for any revisions to the methods of calculation prescribed by the Constitutive Documents or adopted by the Board of Directors unless and until such revisions are communicated in writing to the Bank.

(c)

Notwithstanding anything herein to the contrary, other than making information available to a Cayman Fund’s or the Shareholders’ (as defined below) accountants (which costs shall be borne by such Cayman Fund or the Shareholders, as applicable), the Bank is not responsible for preparing or filing any tax reports or returns on behalf of the Shareholders or such Cayman Fund.  In addition, each Cayman Fund agrees that the Bank shall have no obligation to perform PFIC reporting under U.S. tax law.

(d)

The Accounting Services set forth in this Section 1 of this Appendix C are intended to supplement the accounting services set forth in Section 5 of that certain Custody Services Agreement, dated as of March 23, 2010, by and among each Eaton Vance entity listed on Appendix A thereto and the Bank, in its capacity as custodian thereunder, as the same may be amended, restated, supplemented or modified from time to time.

2.

REGISTRAR AND TRANSFER AGENCY SERVICES.

(a)

The Bank shall act as registrar and transfer agent for the shares (each a "Share" and collectively, the "Shares") of each class of share capital of a Cayman Fund as may be authorized and issued from time to time, as dividend disbursing agent, and as relevant agent in connection with accumulation, open account or similar plans, including, without limitation, any periodic investment plan or periodic withdrawal program, in each case in accordance with the provisions of such Cayman Fund’s Constitutive Documents and further in accordance with such written procedures, if any, as may be adopted by the board of directors of such Cayman Fund (the “Board of Directors”) from time to time.  Subject to the Constitutive Documents and the direction of the Board of Directors as aforesaid, the Bank shall in such capacity:

(i)

Receive and process orders for the purchase of Shares authorized pursuant to the Constitutive Documents of such Cayman Fund and promptly deliver appropriate data (including payment instructions) in respect of accepted orders to such Cayman Fund or its agent;

(ii)

Pursuant to purchase orders accepted by a Cayman Fund, establish accounts for the shareholders of such Cayman Fund (individually, a "Shareholder" and collectively, the "Shareholders"), issue the appropriate number of Shares and hold such Shares in the appropriate accounts;

(iii)

Receive and process redemption requests and redemption directions and deliver appropriate data in respect thereof to the applicable Cayman Fund or its agent;

(iv)

In respect to the transactions in items (i), (ii) and (iii) above, the Bank shall be authorized to execute such transactions directly with the entity acting as distributor of the Cayman Fund from time to time (the "Distributor") or with any sub-distributor or broker dealer which has entered into a written selling agreement with the Distributor and which shall thereby be deemed to be acting on behalf of such Cayman Fund;

(v)

Wire or cause to be wired to redeeming Shareholders, pursuant to the standing instructions of such Shareholders contained in such Shareholders’ subscription agreements with a Cayman Fund, redemption monies made available by such Cayman Fund or its agent;

(vi)

Prepare and transmit payments for dividends and distributions declared by a Cayman Fund pursuant to the standing instructions contained in the Shareholders’ subscription agreements with such Cayman Fund;

(b)

Subject to the Constitutive Documents of a Cayman Fund, effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation in respect thereof;

(i)

Maintain records of account and advise such Cayman Fund and the Shareholders as to the foregoing;

(ii)

Maintain a register of shareholders of a Cayman Fund (the "Register of Shareholders") in accordance with applicable law and the Constitutive Documents of such Cayman Fund; record the issuance and redemption of Shares and maintain a record of the total number of Shares of such Cayman Fund which are authorized (based upon data provided to it by such Cayman Fund) and issued and outstanding.  The Bank shall also provide the Cayman Funds on a regular basis with the total number of Shares which are authorized and issued and outstanding.  The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of such Cayman Fund;

(iii)

Upon the written request of the Distributor of a Cayman Fund, forward or cause to be forwarded copies of the Offering Memorandum and other subscription materials to the Distributor or to brokers dealers contracting with the Distributor to solicit subscriptions for Shares of such Cayman Fund; and

(iv)

Upon receipt of written instructions from the Distributor, calculate and remit to the Distributor or to broker dealers identified by the Distributor the proceeds from any front end sales charge and/or any contingent deferred sales charge imposed on the issue and redemption of the Shares, as specified in the Offering Memorandum.

(c)

In addition to and neither in lieu nor in contravention of the services set forth in the preceding paragraph, the Bank shall:  perform the customary services of a transfer agent, dividend disbursing agent, and, as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:  maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and Offering Memoranda to current Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

(d) The Bank shall provide such additional transfer agency services on behalf of the Cayman Funds as may be agreed upon in writing by the Cayman Funds and the Bank from time to time.

2.

GENERAL ADMINISTRATIVE SERVICES.

(a)

The Bank shall provide the principal place of business of each Cayman Fund in the Cayman Islands and shall provide the following general administrative services in accordance with such procedures, if any, as may be established by the Cayman Funds and the Bank from time to time:

(i)

prepare and maintain the books and records of each Cayman Fund in accordance with the Constitutive Documents and applicable law;

(ii)

deal with and answer all correspondence from or on behalf of the Shareholders relating to the functions of the Bank under this Agreement and respond to, or refer to the Board of Directors, all other Shareholder inquiries relating to such Cayman Fund;

(iii)

prepare for review and approval by the Board of Directors financial information for each Cayman Fund's semi annual and annual reports, proxy statements and other communications required or otherwise to be sent to the Shareholders, and arrange for the printing and dissemination of such reports and communications to Shareholders;

(iv)

maintain mailing lists and dispatch all notices of meetings, reports, financial statements and other written materials to all persons entitled to receive the same under the Constitutive Documents as a Cayman Fund may require;

(v)

prepare each Cayman Fund's expense budget and submit for approval by the Board of Directors of such Cayman Fund and arrange for payment of such Cayman Fund's expenses;

(vi)

provide such periodic testing of portfolios as may be mutually agreed upon in writing by a Cayman Fund and the Bank from time to time to assist such Cayman Fund’s investment manager of a Cayman Fund designated by such Cayman Fund to the Bank in complying with the investment limitations contained in the Constitutive Documents and such other investment restrictions to which such Cayman Fund may be subject from time to time;

(vii)

prepare for review and approval by the Board of Directors of a Cayman Fund such reports and filings as may be required by any stock exchange upon which Shares of such Cayman Fund are listed or any governmental or regulatory authority with jurisdiction over such Cayman Fund, in each case as may be mutually agreed upon in writing by such Cayman Fund and the Bank from time to time, and arrange for the filing of the same with the appropriate exchange or authority;

(viii)

maintain such Cayman Fund's general corporate calendar;

(ix)

organize, attend and prepare minutes of Shareholder meetings; and

(x)

act as may be required by a Cayman Fund from time to time as proxy agent in connection with the holding of meetings of Shareholders, receive and tabulate votes cast by proxy and communicate to such Cayman Fund the results of such tabulation accompanied by appropriate certificates.

(b)

The Bank shall provide such additional administrative services to Cayman Fund as may be agreed upon in writing by such Cayman Fund and the Bank from time to time.